UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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USCB Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 23, 2024

Dear Shareholder:

Notice is hereby given that an Annual Meeting of the shareholders of USCB Financial Holdings, Inc. will be held on Tuesday, May 28, 2024 at 10:00 a.m., Eastern time. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting https://meetnow.global/M9QKPJM.

There is no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting physically in-person. The Annual Meeting will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the Annual Meeting prior to the start time. The platform includes functionality that affords shareholders the same meeting participation rights and opportunities they would have at an in-person meeting, while also allowing our shareholders to participate from any location with Internet connectivity that is convenient for them. Participants should allow ample time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of the accompanying proxy statement for more details on how to attend the Annual Meeting. At the Annual Meeting, you will be asked to act on the proposals set forth on the attached Notice of Annual Meeting of Shareholders.

Shareholders of record at the close of business on the Voting Record Date, April 8, 2024, are entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented and voted at the meeting.

On behalf of the Board of Directors and all of the employees of USCB Financial Holdings, I thank you for your continued interest and support.

If you have any questions or need assistance in voting your shares, please contact Roberto Diaz, at 305-715-5241 or by email at investorrelations@uscentury.com.

By Order of the Board of Directors,

Luis de la Aguilera

President and CEO

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE BY PROXY BY CASTING YOUR VOTE.

USCB FINANCIAL HOLDINGS, INC. 2301 N.W. 87th Avenue Doral, Florida 33172 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., Eastern time, Tuesday, May 28, 2024
PLACE	The Annual Meeting will be held virtually by visiting https://meetnow.global/M9QKPJM
ITEMS OF BUSINESS

(1)         To elect each of our directors for a one-year term expiring in 2025, and until their successors are elected and qualified;

(2)         To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

To transact such other business, as may properly come before the meeting or at any adjournment thereof. As of the date hereof, we are not aware of any other such business.

RECORD DATE	Holders of USCB Financial Holdings common stock of record at the close of business on April 8, 2024, are entitled to vote at the meeting.
ANNUAL REPORT	Our 2023 Annual Report on Form 10-K is enclosed but is not a part of the proxy solicitation materials.
PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you or vote your shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting instruction form you received. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS Maricarmen Logrono Corporate Secretary
Doral, Florida April 23, 2024

PROXY STATEMENT

OF

USCB FINANCIAL HOLDINGS, INC.

We are furnishing this proxy statement to holders of shares of Class A Common Stock of USCB Financial Holdings, Inc., the parent holding company of U.S. Century Bank. Proxies are being solicited on behalf of our Board of Directors for use at the Annual Meeting of Shareholders, and at any adjournment thereof. The Annual Meeting will be held virtually over the Internet on Tuesday, May 28, 2024 at 10:00 a.m., Eastern time for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 23, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2024: The proxy materials are available at www.edocumentview.com/USCB. This proxy statement and the related proxy card will be mailed to each shareholder entitled to notice of, and to vote at, the Annual Meeting commencing on or about April 23, 2024.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Annual Meeting. You are receiving this proxy statement because you were a USCB Financial Holdings shareholder as of the close of business on April 8, 2024, the Voting Record Date. This proxy statement provides notice of the Annual Meeting, describes the proposals to be presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Annual Meeting and how can I attend with the ability to ask questions and/or vote?

The Annual Meeting will be held on May 28, 2024 at 10:00 a.m., Eastern time. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a registered holder of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Registered holders: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the registered holder. As a registered holder, you will be able to attend the Annual Meeting online, ask a question, and vote by visiting https://meetnow.global/M9QKPJM and following the instructions on the proxy card or the instructions accompanying the proxy materials.

Beneficial owners: If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and this proxy statement and the enclosed voting instruction form was forwarded to you by your broker, bank or other nominee. If you are a beneficial owner and wish to attend the Annual Meeting online by webcast, you have two options:

(1)         Registration in Advance of the Annual Meeting. You will need to obtain a legal proxy from your bank, broker or other nominee to attend the Annual Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy. Once you obtain your legal proxy reflecting your common stock holdings, you must submit it along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 23, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your bank, broker or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail: Computershare

USCB Financial Holdings Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

(2)         Register at the Annual Meeting. Beneficial owners may register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner’s voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual Meeting. Beneficial owners may choose the “Registration in Advance of the Annual Meeting” as set forth in (1) above.

In any event, please go to https://meetnow.global/M9QKPJM for more information on the available options and registration instructions.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern time, on May 28, 2024. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

Do I need to register to attend the Annual Meeting virtually?

Registration is only required if you are a beneficial holder, as set forth above.

How can I vote online at the meeting?

If you are a registered holder, follow the instructions on the notice, email or proxy card that you received to access the meeting. If you are a beneficial holder, please see the registration options set forth in numbers (1) and (2) above. Online voting will be available during the meeting.

Why are you holding a virtual meeting instead of a physical meeting?

We believe a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and USCB Financial Holdings. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the 10:00 a.m., Eastern time, start time. A link on the meeting page will provide for further assistance should you need it or you may call 1-888-724-2416.

What am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to act on the following two matters:

●	Proposal 1— The election of each of our directors for a one-year term expiring in 2025, and until their successors are elected and qualified; and

●	Proposal 2— The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

How does the Board recommend that I vote?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote (i) FOR the nominees for director described herein and (ii) FOR ratification of the appointment of Crowe LLP, as our independent registered public accounting firm for the year ending December 31, 2024.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

How may USCB Financial Holdings solicit my proxy?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. No fees will be paid for solicitation of any shareholder to vote in favor of any of these proposals. Our employees may solicit proxies on behalf of our Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares. See “Method of Proxy Solicitation” for additional information.

Who can vote?

Only shareholders of record at the close of business on the Voting Record Date are entitled to notice of and to attend the Annual Meeting. Only holders of USCB Financial Holdings Class A Common Stock, par value $1.00 per share, are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm at the Annual Meeting. As of the Voting Record Date, there were 19,650,463 shares outstanding of Class A Common Stock.

What shareholder vote is required?

Directors are elected by a plurality of the votes cast with a quorum, a majority of the outstanding shares entitled to vote represented in person or by proxy, present. The nine persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting is required for the approval of the proposal to ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2024.

What will be the effect of broker non-votes and abstentions?

Broker Non-Votes. If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors is considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on Proposal One if you do not provide them with voting instructions. Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

Your broker may vote in his or her discretion on the ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions. If your broker votes in his or her discretion on Proposal Two and you did not provide instructions for Proposal One, then your shares will be considered “broker non-votes” on Proposal One. When our inspector of elections tabulates the votes for any of the matters presented, broker non-votes will not be counted for purposes of determining whether a quorum is present for the Annual Meeting.

Abstentions. Abstentions will be counted for the purpose of determining whether a quorum is present, but will have the same effect as a vote against the ratification of auditors.

How can I vote?

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who log into the virtual meeting following the instructions above will be able to vote their shares electronically during the Annual Meeting.

Record holders (meaning the shares are registered in your name as opposed to the name of a bank or broker) may vote online, by telephone, by mail and at the Annual Meeting. Record holders may vote online at www.envisionreports.com/USCB, 24 hours a day, seven days a week. Record holders may vote by telephone by calling 1-800-652-VOTE (8683), 24 hours a day, seven days a week. Record holders will need the control number included in their proxy card in order to vote online or by telephone. Record holders may also vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Proxy Services C/O Computershare Investor Services, PO Box 43001, Providence RI 02940-3001. Record holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than May 24, 2024. Record holders may also vote at the Annual Meeting where votes must be received no later than the closing of the polls.

If you are a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account by following the voting instructions provided by that organization. The availability of online and telephone voting will depend on the voting options of your broker, bank or other nominee.

Alternatively, a beneficial owner may vote directly at the Annual Meeting by following the process outlined above. Votes at the Annual Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date. Furthermore, you may revoke a proxy by attending the Annual Meeting and voting online, which will automatically cancel any proxy previously given. Attendance at the Annual Meeting, however, will not automatically revoke any proxy that you have given previously unless you vote online.

If you hold shares through a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of USCB Financial Holdings Class A Common Stock represented as present in the Annual Meeting or by proxy shall constitute a quorum at the Annual Meeting.

Shares represented by a proxy in which authority to vote for any matter considered is “withheld” or a proxy marked “abstain” will be considered present at the meeting for purposes of determining a quorum. Shares represented by a proxy as to which there is a “broker non-vote” will not be considered present at the meeting for purposes of determining a quorum.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND INFORMATION ABOUT EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the full Board of Directors are elected by our shareholders each year and until their successors are elected and qualified. At the Annual Meeting, shareholders of USCB Financial Holdings will be asked to elect our directors for a one-year term expiring in 2025, and until their successors are elected and qualified. Our nominating and corporate governance committee has recommended the re-election of all of our directors. No director is related to any other director or executive officer by first cousin or closer. Each nominee currently serves as a director of USCB Financial Holdings and its subsidiary, U.S. Century Bank.

Unless otherwise directed, each proxy card signed and returned by a shareholder will be voted for the election of the nominees for director listed on the following page. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed on the following page may not be able to serve as a director if elected.

The table below and on the following pages present information concerning the nominees for director, including tenure as a director. Ages are reflected as of April 8, 2024.

Nominees for Director for a One-Year Term Expiring in 2025

Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Ramón Abadin

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2017. Mr. Abadin is an active trial lawyer in Miami, Florida and a partner of Ramon A. Abadin, P.A. In his practice, he has represented some of the world’s largest multinational corporations and insurance companies in complex commercial and tort matters. Mr. Abadin is a prominent member of the Florida legal community having served as a past President of the Florida Bar. Mr. Abadin is also past President of the Cuban American Bar Association. Additionally, Mr. Abadin has been actively involved in the selection of trial and appellate judges in state and federal courts, having served as one of only 15 committee members appointed to evaluate all prospective nominees to the federal bench in the 11th Circuit (Florida, Georgia and Alabama) and nationally. Mr. Abadin also serves as a director for Florida Lawyers Mutual Insurance Company in Oviedo, Florida, where he has served since 2017, and Westcare Foundation, Inc. in Las Vegas, Nevada, where he has served since 2007. Mr. Abadin earned his J.D. from Loyola University of New Orleans School of Law in 1985 and his B.A. in History from Tulane University in 1981. He has received numerous awards, including the prestigious G. Kirk Haas Award from the Florida Bar. We believe Mr. Abadin’s extensive legal and leadership experience qualifies him to sit on our Board. Age 65.

Nominees for Director for a One-Year Term Expiring in 2025 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Luis de la Aguilera

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2016; appointed Chairperson of the Boards of Directors of each of USCB Financial Holdings and U.S. Century Bank in June 2023; served as acting Chairperson from January 2023 to June 2023. Chief Executive Officer and President of U.S. Century Bank since 2015 and of USCB Financial Holdings since its formation in 2021. He directed the reorganization, re-staffing and turn-around of U.S. Century Bank after our 2015 Recapitalization. Prior to his joining us, Mr. de la Aguilera served in various leadership roles at TotalBank, Florida’s 12th largest commercial bank at that time, including as President and Chief Executive Officer from 2013 to 2015, as President and Chief Marketing Officer from 2009 to 2013, as Executive Vice President, Corporate Lending from 2001 to 2009 and as Senior Vice President, Head of Business Development from 2000 to 2001. During his 15-year association with TotalBank, Mr. de la Aguilera organized, hired and directed its key production units, including commercial, real estate, small business, wealth management and residential mortgage lending, and significantly expanded its footprint in Miami-Dade County to 21 banking centers. Mr. de la Aguilera also served as a board member of TotalBank from 2006 to 2015, including as chair or a member of its Executive, Management, ALCO, BSA, Audit and Loan Committees. In his earlier career, Mr. de la Aguilera served in management and loan production positions with Ocean Bank from 1989 to 2000 and business development and lending positions with Republic National Bank from 1982 to 1988. In addition to Mr. de la Aguilera’s extensive banking background, he is active with the Florida Banker’s Association and serves on its board. He served as a Director of Florida School of Banking at the University of Florida from 2012 to 2015 and has continued his association with the school as an active associate instructor. He was also the Florida Representative for the American Banking Association’s Government Relations Council from 2014 to 2015. Mr. de la Aguilera received a B.A. in English Literature and a Minor in Business Administration from the University of Miami. Mr. de la Aguilera’s executive bank experience, including as a senior executive officer, qualifies him to sit on our Board. Age 64.

Maria C. Alonso

Director of USCB Financial Holdings and U.S. Century Bank since March 2022. Ms. Alonso has served as the Chief Executive Officer and Regional Dean of Northeastern University, Miami, Florida since October 2022. Ms. Alonso served as the President and CEO of United Way Miami, one of the region’s largest philanthropies, from 2017 through 2021. Under her strategic direction at United Way Miami, Ms. Alonso managed the community’s largest funder of health and human services while overseeing a $40 million dollar budget and more than 250 staff members across multiple locations. Her involvement in community organizations has included: New World School of the Arts (past Executive Committee Chair), Leadership Florida, International Women’s Forum, Greater Miami Chamber of Commerce (past Board Chair), Miami-Dade Beacon Council (past One Community, One Goal Co-Chair), Camillus House, Miami Dade College Foundation, The Miami Foundation, and Teach for America. Ms. Alonso is a recognized community leader having received numerous awards celebrating her civic, business, and philanthropic contributions to the South Florida community. Ms. Alonso earned an M.B.A. from Florida International University and is a cum laude graduate from the University of Miami with a B.S. in Industrial Engineering. We believe Ms. Alonso’s extensive knowledge of the Miami Metropolitan area and her leadership experience qualifies her to sit on our Board. Age 60.

Nominees for Director for a One-Year Term Expiring in 2025 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Howard P. Feinglass

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2015. Mr. Feinglass is the founder and Senior Partner of Priam Capital, which was established in 2003. He is responsible for Priam’s strategic planning, investment sourcing and decision-making. Mr. Feinglass also serves as a director for Centrix Aerospace in Seattle, Washington, where he has served since 2019, First National Bank of America in East Lansing, Michigan since 2023 and Riverside Hawks, a non-profit youth basketball organization. Prior to founding Priam, Mr. Feinglass spent three years running a family office with over $1 billion in assets under management, where he implemented a mandate to diversify the family’s portfolio from its real estate core into alternative investments and holdings of public companies. Prior thereto, Mr. Feinglass worked as a principal at Odyssey Partners in their private equity group for five years. Mr. Feinglass received an M.B.A. from the University of California Los Angeles and an A.B. from Brown University. We believe Mr. Feinglass’ extensive finance, banking and director experience qualifies him to sit on our Board. Age 63.

Bernardo “Bernie” Fernandez, M.D.

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2017. Dr. Fernandez was appointed in January 2024 as the Corporate Health Executive of Broward Health, a public, non-profit hospital system headquartered in Fort Lauderdale and one of the 10 largest safety-net healthcare systems in the United States. Dr. Fernandez served from 2014 until the end of 2023 as the Chief Executive Officer of Baptist Health Medical Group, a network of more than 250 physicians in multiple specialties spanning from Broward, Dade and Monroe County and is the holder of the John and Margaret Krupa Distinguished Chair. Prior thereto, Dr. Fernandez from 2006 to 2014 served as Chief Executive Officer and President of Cleveland Clinic Florida, a renowned academic medical center with locations in Weston and West Palm Beach, Florida. In 2013, Dr. Fernandez was honored by The Association of Hispanic Healthcare Executives with the prestigious award of National Hospital CEO of the Year. Also in June 2013, he was appointed to the Florida Board of Medicine by Governor Rick Scott and served until 2017. During his tenure, he was elected vice chairman in 2014 and Chairman of the Board in 2015. Dr. Fernandez is a native of Cuba and received his medical degree from the Ponce School of Medicine in Ponce, Puerto Rico, and completed his internal medicine residency and vascular medicine fellowship at the Cleveland Clinic in Ohio. He is Board-certified by the American Board of Vascular Medicine and a Fellow of the Society of Vascular Medicine and the American College of Physicians. Dr. Fernandez is an active member of the South Florida community, which includes, among his various activities, being a member of the Orange Bowl Committee and a member of the board of trustees for St. Thomas University. He also served on the selection panel for the White House Fellows Program, one of America’s most prestigious programs for leadership and public service, in 2011 and 2017. In January 2022, Dr. Fernandez was appointed to the board of directors of International Money Express, Inc., a leading money remittance services company (Nasdaq: IMXI). Dr. Fernandez received his M.B.A. from the University of Miami, School of Business in 2011 and is also a graduate of the Wharton School of Business’ Executive Development Program. We believe Dr. Fernandez’s extensive executive and leadership experience qualifies him to sit on our Board. Age 62.

Nominees for Director for a One-Year Term Expiring in 2025 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Robert E. Kafafian

Director of USCB Financial Holdings and of U.S. Century Bank since March 2022. Mr. Kafafian is the Founder, Chairman and Chief Executive Officer of The Kafafian Group, Inc. and a recognized banking industry leader in performance measurement. Over a 40+ year career he has provided consulting and advisory services to more than 500 financial institutions across the United States and has been instrumental in the design and development of a nationally recognized bank profitability software product. Mr. Kafafian is a frequent speaker and writer on a variety of banking subjects. He teaches at numerous state, regional, and national banking schools. Mr. Kafafian’s previous professional experience includes: President-Consulting Services and Managing Director, Tucker Anthony Capital Markets (now RBC Capital Markets); President & CEO, The Q Group, Inc. (merged with Hopper Soliday & Co./Tucker Anthony Capital Markets); Vice President, Bradford Trust Company (merged into The Bank of New York Mellon Corporation); Director of Budgeting and Profit Planning, United Jersey Bank (merged into Bank of America Corporation); Controller, First National State Bank Corporation (merged into Wells Fargo & Company). Mr. Kafafian has also previously served as President of the Board of Directors of the Association for Management Information in Financial Services (“AMIfs”), is a member of the Financial Managers Society Strategic Issues Council, and is a board member of other companies as well as professional, community, and academic organizations. Mr. Kafafian received a B.A. in Business/Economics from Moravian University and an M.B.A. in Finance from Fairleigh Dickinson University. He was awarded AMIfs’ Lifetime Achievement award and is a Certified Profitability Professional. We believe Mr. Kafafian’s extensive experience and knowledge of the banking industry qualifies him to sit on our Board. Age 68.

Aida Levitan, Ph.D., APR

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2013; served as Chairperson of the Board of each of USCB Financial and U.S. Century Bank from 2017 until January 2023. Dr. Levitan is nationally recognized marketing communications and civic leader. She founded the strategic branding and marketing firm The Levitan Group, Inc. in 2006 and has served as its President since then. From 2004 to 2005, Dr. Levitan served as Vice Chairperson/President of Bromley Communications, which she helped transform into the number one Hispanic advertising agency in the U.S. (Advertising Age, 2004). In 1986 she co-founded Sanchez & Levitan and sold the agency to Publicis Groupe. Under her leadership as Co-Chairman/CEO between 2001 and 2003, Publicis Sanchez & Levitan became one of the top ten U.S. Hispanic advertising agencies (Advertising Age). With regard to her civic engagement, Dr. Levitan served as Chair of FACE (Facts About Cuban Exiles) and the University of Miami Cuban Heritage Collection Amigos Board in 2019. She founded ArtesMiami, Inc., a nonprofit organization, in 1995 and has served as its President since 2016. In 2010, President Obama and the U.S. Congress named her to the National Museum of the American Latino Commission and in 2012 into the Smithsonian Latino Center National Board, where she served as Vice Chair from 2014 to 2017. In 2015 she was elected to the Council on Foreign Relations. Between 2000 and 2010, Dr. Levitan served on the board of The Art Institutes, a public company, and as Chairperson of the Aetna Latino Advisory Council. In 2004 she served as President of the national Association of Hispanic Advertising Agencies. Dr. Levitan obtained her Ph.D. degree, with a specialty in Spanish Literature, from Emory University in 1977 and a B.A. from the University of Miami in 1969. We believe Dr. Levitan’s extensive marketing communications and leadership experience as well as her community relations qualifies her to sit on our Board. Age 76.

Nominees for Director for a One-Year Term Expiring in 2025 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Ramon A. Rodriguez

Director of USCB Financial Holdings and U.S. Century Bank since February 2022. Mr. Rodriguez has served as the Chairman of the Board and Chief Executive Officer of Cable Insurance Company, Fort Lauderdale, Florida, a property, and casualty insurer focused on the commercial automotive market, since April 2021. From January 1999 until April 2020, he served on the board of directors of Republic Services, Inc., Phoenix, Arizona, a solid waste company listed on the New York Stock Exchange, including serving as the Chairman of the Board. From 2009 to 2015, he served as a director of Alico, Inc., Fort Myers, Florida, a holding company with assets and related operations in agricultural and environmental resources, including citrus, sugar cane, cattle, land, and wildlife management, listed on the Nasdaq Stock Market. In addition, Mr. Rodriguez was the President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co. (an accounting firm acquired by Crowe Horwath in 2006) from 1971 to his retirement from public accounting in 2009. He is also a former Chairman of the Florida Board of Accountancy as well as a former President of the Florida Institute of Certified Public Accountants. He was a founder, Treasurer, and a director of DME Corporation, a manufacturing company in the defense and aerospace sector, from 1975 to 2009. Mr. Rodriguez also served as a director of the Public Broadcasting Service (PBS) from 2015 to 2021. Mr. Rodriguez earned a B.S. in Accounting from Florida Atlantic University. He has also completed the Owner/President Management Program at Harvard Business School. We believe Mr. Rodriguez’s extensive accounting, business and director experience qualifies him to be a member of our board. Age 78.

W. Kirk Wycoff

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2015; he has served as lead director since January 2023. Mr. Wycoff is the Managing Partner of Patriot Financial Partners, a private equity fund headquartered in Radnor, Philadelphia, which has deployed over $1.0 billion in capital, maintaining a long-only, value-oriented buy and hold strategy designed to provide growth capital to financial services companies that require additional equity to grow. Prior to establishing Patriot Financial Partners, he served as Chairman and Chief Executive Officer of Continental Bank Holdings, Inc. and its subsidiary Continental Bank and prior to that, Chief Executive Officer and President of Progress Financial Corp. and its subsidiary Progress Bank. He currently serves on the board of directors of ActiveWorx, First National Bancshares, Inc. and its subsidiary First National Bank of America, Grasshopper Bancorp, Inc. and its subsidiary Grasshopper Bank, N.A., Auxilior Capital Partners, Inc., Numerated Growth Technologies and Thread Bancorp, Inc. and its subsidiary Thread Bank, and previously served as a director of Banc of California, Inc. (NYSE: BANC) and its subsidiary Banc of California, National Association, Radius Bancorp, Inc., Limestone Bancorp, Inc. and its subsidiary Limestone Bank, Guaranty Bancorp and its subsidiary Guaranty Bank and Trust Company, Heritage Commerce Corp. (NASDAQ: HTBK) and its subsidiary Heritage Bank of Commerce, and Square 1 Financial, Inc. and its subsidiary Square 1 Bank. Previous board positions held by Mr. Wycoff include NewSpring Ventures-Fund I, NewSpring Mezzanine Fund as well as service on the board of The Lincoln Center during which he served as chair of its finance committee. He received a B.A. in Business Administration and Finance from Franklin & Marshall College. We believe Mr. Wycoff’s extensive finance, banking and director experience, including serving more than 18 years as an executive officer combined with his executive management, risk, credit and resolution and risk assessment experience, qualifies him to sit on our Board. Age 65.

The Board of Directors recommends that you vote FOR election of the nominees for Director.

Executive Officers Who Are Not Also Directors

Set forth below is information with respect to the principal occupations during the last five years for the seven executive officers of USCB Financial Holdings and/or our subsidiary, U.S. Century Bank, who do not also serve as directors of USCB Financial Holdings. Ages are reflected as of April 8, 2024.

In accordance with the Amended and Restated Bylaws, our executive officers are appointed for the current year for which the Board was elected and until their respective successors have been appointed and qualified or until they resign, become disqualified, or are removed. Any vacancy occurring in any office will be filled by the Board or by such officer or officers as have been authorized by the Board.

Robert Anderson, age 58, has served as our Executive Vice President and Chief Financial Officer since 2020. Prior to his joining our bank, Mr. Anderson served as Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings, Inc. (NASDAQ: CSTR), or CapStar, from 2016 to 2020 and as Executive Vice President and Chief Financial Officer of CapStar from 2012 to 2016. His earlier executive positions included serving as Senior Vice President, Business Operations Executive at Bank of America from 2010 to 2012, as Senior Vice President, CFO Commercial Banking at Capital One Financial Corp. and as Senior Vice President Finance at Bank of America from 2003 to 2008. Mr. Anderson received a B.S. from The Ohio State University and an M.B.A. in finance from Pepperdine University. He is also a graduate of the University of Virginia Darden School of Business executive education series. Additionally, Mr. Anderson is a Certified Public Accountant (inactive).

William Turner, age 66, has served as our Executive Vice President and Chief Credit Officer since November 2023. Prior to joining us, Mr. Turner served in similar capacities at a number of other financial institutions including serving as the Chief Credit Officer at Interamerican Bank from 2020 until November 2023 and at Apollo Bank from 2015 until 2020. Prior thereto, he served in a credit review capacity at a number of financial institutions including serving as Senior Vice President, Credit Policy Officer, at TotalBank from 2008 to 2014 and as Senior Vice President, Commercial Credit Policy Officer at Bank United, FSB from 2004 until 2008. Mr. Turner has more than 25 years of bank credit analysis experience. He also served as an examiner with the Office of the Comptroller of the Currency, examining national banks in the South Florida area from 1983 until 1988 and before becoming a bank examiner, served in the U.S. Navy’s submarine service. Mr. Turner graduated from the University of Miami with a bachelor’s degree in business administration (finance).

Andres Collazo, age 60, has served as our Executive Vice President, Director of Operations and Information Technology since 2016. Mr. Collazo has over 30 years of experience in bank operations and information technology at a senior management level. Prior to joining us, from 2009 to 2016, Mr. Collazo served as the Senior Vice President, Information Technology and Bank Operations Manager of TotalBank. His earlier career included senior managerial positions in the field of bank operations, item processing and information technology including serving as Vice President and Item Processing Director at BB&T from 2007 to 2009, as Executive Vice President and Chief Operating Officer at South Florida Express from 2005 to 2007 and as Senior Vice President and Operations Services Director at Regions Bank. Mr. Collazo received a bachelor’s degree in management information systems and computer science from Barry University.

Oscar Gomez, age 70, has served as our Executive Vice President, Head of Global Banking Division since 2007 and has overseen the inception and growth of our Global Banking Division. Mr. Gomez has more than 30 years of managerial experience in international banking. Prior to joining us, from 1984 to 2007, Mr. Gomez served as the Executive Vice President of Global Correspondent Banking and international Private Banking with Regions Bank in Miami, Florida, where he managed a portfolio of $2 billion in deposits and over $700 million in loans. Mr. Gomez is actively involved with The Bankers Association for Finance and Trade, Federacion Latinoamericana de Bancos, Florida International Bankers Association and the United Way Leadership group. He earned a bachelor’s degree in accounting and a Master of Business Administration from Florida International University.

Nicholas Bustle, age 61, has served as our Executive Vice President, Chief Lending Officer since 2019. Mr. Bustle has more than 35 years of managerial experience in commercial banking. Prior to joining us, he served in various executive roles with regional and national banks including as Miami Dade County Market President and First Senior Vice President – Commercial Banking at Valley Bank in 2019, as Executive Vice President and Wholesale Banking Executive at City National Bank from 2015 to 2018, as Senior Executive Vice President, Commercial Banking Executive at BankUnited, Inc. from 2009 to 2015, as City President of Miami at SunTrust Banks, Inc. from 2003 to 2009 and as Executive Vice President at SunTrust Banks, Inc. supervising private wealth management line of business of the South Florida region from 2006 to 2009 and supervising commercial banking line of business of the South Florida region from 2003 to 2005. Mr. Bustle has previously served on the boards of the FIU Foundation, FIU College of Business Dean’s Council, Beacon Council, Mercy Hospital, Community Partnership for Homeless and the Greater Miami Chamber of Commerce. Mr. Bustle holds an M.S. in International Business from Florida International University and a B.S. in business administration from University of Wisconsin.

Martha Guerra-Kattou, age 55, has served as our Executive Vice President, Director of Sales and Marketing since 2016 and oversees the operation of all of our full-service banking centers throughout Miami-Dade and south Broward counties. Ms. Guerra-Kattou has over 30 years of managerial experience in bank operations and sales and marketing. Prior to joining us in 2016, Ms. Guerra-Kattou served in different managerial positions at TotalBank since 2000, including serving as Director of Sales and Marketing from 2012 to December 2016, as Senior Vice President of Project Management from November 2011 to August 2012 and as Vice President of Branch Administration from 2000 to November 2011. Ms. Guerra-Kattou attended Miami-Dade College. She has supplemented her banking industry education by attending bank training programs in leadership and management including completing a credited course curriculum at the University of Central Florida’s College of Business, the Florida Bankers Association’s Florida School of Banking program and courses offered by the American Bankers Association.

Maricarmen Logroño, age 45, has served as Executive Vice President, Chief Risk Officer since October 2023 and has over 20 years of experience in banking risk management covering financial, credit, and operational risk, as well as regulatory compliance. In her role as Chief Risk Officer, she oversees and manages the enterprise risk management and compliance division, including information security, cybersecurity, third-party risk, enterprise-wide risk assessments, allowance for credit losses, corporate and legal affairs. Ms. Logroño also serves as Chief Compliance Officer overseeing U.S. Century Bank’s BSA/AML/OFAC and consumer compliance programs. Prior to becoming the Chief Risk Officer, she served as Senior Vice President and Director of Enterprise Risk Management for us from 2014 until October 2023.  Prior to joining us, she served in various senior management positions in the areas of financial and credit risk management, operations, and analytics at different financial institutions including serving as Senior Vice President and Treasurer from 2009 to 2013 and Vice President of Asset/Liability Management from 2008 to 2009 at Doral Bank, San Juan, Puerto Rico. She served as Assistant Vice President, Financial Risk Management at Banco Santander, San Juan, Puerto Rico, from 2005 to 2008 and led the Credit Portfolio Management and Analytics from 2003 to 2007 in CitiFinancial PR, San Juan, Puerto Rico. She has served on the Board of Directors of the Financial and International Business Association (FIBA) since 2023. Ms. Logroño graduated from the University of Puerto Rico with a bachelor’s degree in business administration and a Master of Business Administration (MBA), both majoring in finance.

Corporate Governance Principles and Board Matters

Corporate Governance Guidelines. We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board adopted Corporate Governance Guidelines in connection with U.S. Century Bank’s initial public offering in July 2021, which Guidelines set forth the framework within which our Board, assisted by the committees of our Board, oversees the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, committees of our Board and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.uscentury.com under the Investor Relations tab.

Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. When considering potential director candidates, our Board also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of our Board.

Director Independence. Under the listing requirements and rules of The Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s board of directors. Under the rules of The Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has evaluated the independence of our directors based upon the rules of The Nasdaq Stock Market. As part of this evaluation, our Board considered the current and prior relationships that each non-employee director has with USCB Financial Holdings or U.S. Century Bank and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director, and the matters discussed under “Certain Relationships and Related Party Transactions.” After applying these standards, our Board has affirmatively determined that, with the exception of Mr. de la Aguilera, who serves as Chief Executive Officer and President of USCB Financial Holdings and U.S. Century Bank, each of our other directors serving on the Board is an independent director, as defined under the applicable rules.

Leadership Structure. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and director, including as Chairperson of the Board, as our Board believes that it is in the best interests of USCB Financial Holdings at this time and its shareholders to make that determination from time to time based on the position and direction of USCB Financial Holdings and the membership of the Board. Our Board has determined that having our Chief Executive Officer currently serve as the Chairman of the Board is in the best interests of USCB Financial Holdings and our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of USCB Financial Holdings and our bank subsidiary U.S. Century Bank and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously. The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these will be limited by existing safeguards which include the fact that as a bank holding company, the operations of USCB Financial Holdings are highly regulated. However, in light of the determination to have the Chairperson and Chief Executive Officer positions held by one person, the Board appointed a lead independent director.

Lead Director. In light of the Board’s determination that a combined Chairperson and Chief Executive Officer position is appropriate for USCB Financial Holdings at this time, the Board determined to appoint a lead independent director because the lead independent director acts to counterbalance the combined Chairperson and Chief Executive Officer position. The Board designates for a term of one year the independent, non-employee director who will lead the non-employee directors’ executive sessions. The lead independent director will, as appropriate:

●	serve as a liaison between the Chairperson and the independent directors;
●	approve information sent to the Board;
●	approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items; and
●	have the authority to call meetings of the independent directors.

Mr. Wycoff has served as the lead independent director since January 2023.

Code of Ethics and Business Conduct. Our Board has adopted a Code of Ethics and Business Conduct which applies to all of our directors, officers and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, USCB Financial Holdings and U.S. Century Bank. Our Code of Ethics and Business Conduct, is available on our website at www.uscentury.com under the Investor Relations tab. We expect that any amendments to our Code of Ethics and Business Conduct, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by The Nasdaq Stock Market rules.

Risk Management and Oversight. Our Board oversees our risk management process, which is a company‐wide approach to risk management that is carried out by our management. Our full Board determines the appropriate risk appetite for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process (including oversight of capital adequacy in relation to risk), its committees oversee risk within their respective areas of oversight. Additionally, our Board has several committees, including our audit and risk committee and asset liability committee (which primarily focuses on U.S. Century Bank’s enterprise risk management) to assist with risk management related to matters within the purview of each committee. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so. All of our directors attended our Annual Meeting of Shareholders held on May 22, 2023.

Committees and Meetings of the Board of Directors

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the audit and risk committee, compensation committee, and nominating and corporate governance committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. During the fiscal year ended December 31, 2023, the Board of USCB Financial Holdings held 12 meetings. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served that were held during this period. Members will serve on these committees so long as they are a member of the Board until their resignation or until otherwise determined by our Board.

Audit and Risk Committee. Our audit and risk committee consists of Ms. Alonso, Mr. Abadin, Dr. Fernandez and Mr. Rodriguez, with Mr. Rodriguez serving as chair of the audit and risk committee. Our Board has evaluated the independence of each of the members of our audit and risk committee and has affirmatively determined that (i) each of the members of our audit and risk committee is an “independent director” under The Nasdaq Stock Market rules, (ii) each of the members satisfies the additional independence standards under applicable Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules for audit and risk committee service, (iii) each of the members of our audit and risk committee is an outside director independent of management as required by the applicable SEC regulations, and (iv) each of the members has the ability to read and understand fundamental financial statements. The audit and risk committee has designated Mr. Rodriguez as our “audit committee financial expert.” However, our Board believes that each of the members of the audit and risk committee has sufficient knowledge and experience in financial and auditing matters to serve on the committee and to effectively perform their duties. Further, the committee has the authority to engage legal counsel or other experts and consultants as it deems appropriate to carry out its responsibilities. The audit and risk committee meets on an as needed basis and met 11 times in 2023.

Among other things, our audit and risk committee has responsibility for:

●	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
●	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the adequacy and effectiveness of our internal control policies and procedures;
●

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

●	preparing the audit and risk committee report required by the Exchange Act rules to be included in our annual proxy statement;
●	considering the adequacy of our internal controls and internal audit function;
●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks.

Our audit and risk committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the audit and risk committee is available on our website at www.uscentury.com under the Investor Relations tab.

Compensation Committee. Our compensation committee consists of Ms. Alonso, Dr. Levitan, Mr. Abadin, Mr. Feinglass and Mr. Wycoff, with Mr. Wycoff serving as chair of the compensation committee, and met four times in 2023. Our Board has evaluated the independence of each of the members of our compensation committee and has affirmatively determined that each of the members of our compensation committee meets the definition of an “independent director” under The Nasdaq Stock Market rules. Our Board has also determined that each of the members of the compensation committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

Among other things, our compensation committee has responsibility for:

●

reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;

●	reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;
●	evaluating the compensation of our directors;
●	reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules; and
●	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the compensation committee is available on our website at www.uscentury.com under the Investor Relations tab.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Dr. Levitan, Mr. Abadin and Mr. Wycoff, with Mr. Abadin serving as chair of the nominating and corporate governance committee. Our Board has evaluated the independence of each of the members of our nominating and corporate governance committee and has affirmatively determined that each of the members of our nominating and corporate governance committee meets the definition of an “independent director” under The Nasdaq Stock Market rules. The nominating and corporate governance committee met three times during 2023.

Among other things, our nominating and corporate governance committee is responsible for:

●

assisting our Board in identifying individuals qualified to become directors and recommending to the Board director nominees for each annual or special meeting of shareholders for the purpose of electing directors or for any vacancies or newly created directorships that may occur between such meetings;

●	reviewing periodically the governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;
●	making recommendations to the Board as to determinations of director independence;
●	overseeing the evaluation of the Board; and
●	recommending members for each board committee of our Board.

Our nominating and corporate governance committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the nominating and corporate governance committee is available on our website at www.uscentury.com under the Investor Relations tab.

In carrying out its functions, the nominating and corporate governance committee develops, and recommends to the Board for its approval, qualification criteria for all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees to be included in our future proxy statements.

The nominating and corporate governance committee also evaluates potential nominees for our Board to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with applicable Exchange Act and The Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the nominating and corporate governance committee may consider the diversity of our directors and nominees in terms of knowledge, experience, background, skills, expertise and other factors that may contribute to the effectiveness of our Board.

Prior to recommending an existing director for re-election to our Board, the nominating and corporate governance committee may consider and review the following attributes with respect to each incumbent director:

●	attendance and performance at meetings of our Board and the committees on which such director serves;
●	length of service on our Board;
●	experience, skills and contributions that the incumbent director brings to our Board;
●	independence and any conflicts of interest; and
●	any significant change in the director’s status, including with respect to the attributes considered for initial membership on our Board.

Board Diversity Matrix (as of April 8, 2024)

Diversity is one of the many factors considered when evaluating potential candidates to serve on the Board. USCB Financial Holdings generally views and values diversity from the perspective of professional and life experiences, as well as representative of the markets in which we do business. USCB Financial Holdings recognizes that diversity in professional and life experiences may include consideration of gender, race, cultural background, or national origin, in identifying individuals who possess the qualifications that the nominating and corporate governance committee believes are important to be represented on the Board. USCB Financial Holdings believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with USCB Financial Holdings’ goal of creating a Board that best serves our needs and those of our shareholders. Statistics for our director nominees are presented below.

Board Diversity Matrix (As of April 8, 2024)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
Hispanic or Latinx	-	3
White	-	3
Two or More Races or Ethnicities	2	1

Director Compensation

Each nonemployee director received an annual retainer of $80,000 per year in 2023 as compensation for his or her services as a member of the Board. Up to 100% of such retainer may be paid in the form of restricted stock awards rather than cash. In addition, during 2023 the chairs of our board committees also received an additional cash retainer of $10,000 except the chair of the audit and risk committee received an additional cash retainer of $15,000. In addition, if a director serves as chair of more than one committee, the director will only receive the additional chair fee for one committee, whichever committee pays the highest fee. The additional fee for service as Board chair was $28,000 for 2023 (it is only paid if an independent director serves as the Board chair). We pay each director their applicable annual retainer in quarterly installments. Our directors also participate in our 2015 Amended and Restated Equity Incentive Plan. We do not pay our “inside” employee-director, Mr. de la Aguilera, any additional compensation for his service as a director and for service as the Board Chairperson. The fee structure to be paid for service during 2024 is under review as of the date hereof.

The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(9)	Options Awards ($)(10)	Total ($)
Ramón Abadin(1)	$45,000	$45,000	$--	$90,000
Maria C. Alonso(2)	40,000	40,000	--	80,000
Howard P. Feinglass(3)	--	80,000	--	80,000
Bernardo Fernandez(4)	90,000	--	--	90,000
Robert E. Kafafian(5)	45,000	40,000	--	85,000
Aida Levitan(6)	80,000	--	--	80,000
Ramon A. Rodriguez(7)	95,000	--	--	95,000
W. Kirk Wycoff(8)	90,000	--	--	90,000

_____________________________

(1)

Represents annual retainer for membership on our Board and for serving as chair of the nominating and corporate governance committee; a portion of his annual retainer was paid through the grant of shares of restricted stock.

(2)	Represents annual retainer for membership (a portion of which was paid through the grant of shares of restricted stock) on our Board.

(3)	Represents annual retainer, all of which was paid through the grant of shares of restricted stock.

(4)	Represents annual retainer for membership on our board and for serving as chair of the loan committee.

(5)

Represents annual retainer for membership on the Board (a portion of which was paid through the grant of shares of restricted stock) and for serving as chair of the asset-liability committee for the latter half of 2023.

(6)	Represents annual retainer for membership on our Board.

(7)	Represents annual retainer for membership on our Board and for serving as chair of the audit and risk committee.

(8)	Represents annual retainer for membership on our Board and for serving as chair of the compensation committee.

(9)

Ms. Alonso and Messrs. Abadin, Feinglass and Kafafian were granted restricted stock awards covering 3,157, 3,552, 6,314 and 3,157 shares, respectively. These amounts represent the aggregate grant date fair value of the restricted stock awards granted during the year ended December 31, 2023, in accordance with FASB ASC Topic 718. The assumptions used for calculating the grant date fair value are set forth in Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not represent actual amounts paid to or realized by our directors for these awards during fiscal year 2023. The restricted stock awards vested fully as of December 31, 2023.

(10)

No options were granted to non-employee directors during the year ended December 31, 2023. As of December 31, 2023, each of our non-employee directors held the following outstanding and unexercised stock options to purchase shares of Class A Common Stock. All of the options are fully vested.

Name	Options Outstanding
Ramón Abadin	9,000
Maria C. Alonso	5,000
Howard P. Feinglass	11,500
Bernardo Fernandez	9,000
Robert E. Kafafian	5,000
Aida Levitan, Ph.D.	14,000
Ramon A. Rodriguez	5,000
W. Kirk Wycoff	11,500

EXECUTIVE COMPENSATION

Compensation Philosophy

General Philosophy. As an organization, we focus on successfully addressing client needs, maintaining critical quality standards and driving superior shareholder value, and our overall compensation philosophy is a direct reflection of those values. Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific corporate goals and the realization of increased value to our shareholders. Our goal is to maintain compensation that is affordable to USCB Financial Holdings and U.S. Century Bank, fair to our executives and in the long-term best interests of our shareholders. We target overall base compensation levels that are at or slightly above the median for the markets in which we operate and aim to provide short-term incentive opportunities that we believe are generally in line with those of our peers but allow for more substantial rewards for exceptional performance. Specifically, the compensation committee strives to maintain compensation at levels ranging from the applicable peer median to the 75th percentile of the peer group. In addition, we provide our executive officers the opportunity to participate in the long-term success of USCB Financial Holdings by awarding stock options and, starting in 2023, restricted stock awards. Finally, we are committed to helping maintain the health and welfare of our executive officers and offer benefits packages that meet or exceed median levels of coverage.

Compensation Process. Our compensation committee regularly reviews our executive compensation to ensure it achieves our desired goals and is responsible for approving compensation arrangements for our executive officers, in particular our named executive officers. As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers as well as our senior management group as a whole, evaluates the performance of the named executive officers in light of these goals and objectives, and approves the compensation levels for the named executive officers as well as our senior management group based on such evaluation. The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking. In determining the long-term incentive component of our executive compensation program, the compensation committee considers our performance and relative shareholder return, the value of similar incentive awards granted by our peers and the awards given to our named executive officers and members of senior management in past years.

Components of Compensation. Our executive compensation program consists primarily of the following elements:

●	base compensation;
●	cash bonuses;
●	restricted stock awards and stock options;
●	participation in our 401(k) plan, to which we make annual contributions;
●	health and welfare benefits; and
●	perquisites.

Each of these elements is discussed in more detail under “—Narrative Discussion of Summary Compensation” below.

Named Executive Officers

Our “named executive officers” are the individual who serves as our principal executive officer and our three other most highly compensated executive officers who were serving as executive officers at the end of 2023. Our named executive officers as of December 31, 2023 are noted in the following table, along with their positions:

Name	Title
Luis de la Aguilera	President and Chief Executive Officer
Robert Anderson	Executive Vice President and Chief Financial Officer
Nicholas Bustle	Executive Vice President and Chief Lending Officer

The compensation of these individuals in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future in order to achieve the goals set forth above. We plan to continue to review, evaluate and modify our compensation framework to ensure that our executive officer compensation packages remain competitive, achieve our desired goals and remain consistent with our compensation philosophy.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to each of our named executive officers for fiscal years 2023 and 2022. USCB Financial Holdings does not pay separate compensation to our named executive officers from U.S. Century Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Luis de la Aguilera President and Chief Executive Officer	20232022	$600,000523,077	$82,800300,000	$300,000--	$	----	$71,65269,508	$1,054,452892,585
Robert Anderson Executive Vice President and Chief Financial Officer	20232022	340,000325,000	117,350162,500	102,000--		----	44,29144,736	603,641532,236
Nicholas Bustle(4) Executive Vice President and Chief Lending Officer	20232022	322,400310,000	95,000118,000	77,500--		----	40,58444,311	535,484472,311

____________________________

(1)

The amounts reported in the “Bonus” column represent annual discretionary bonuses earned by our named executive officers for the fiscal years 2023 or 2022, as applicable, based on the achievement of U.S. Century Bank performance objectives.

(2)

Reflects the grant date fair value in accordance with FASB ASC Topic 718 for restricted stock awards that were granted during fiscal year 2023. No grants of restricted stock awards or options were made to the named executive officers in fiscal year 2022 and no grants of options were made to the named executive officers in fiscal year 2023. The assumptions used in valuing the restricted stock awards are set forth in Note 9 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2023.

(3)

Consists of 401(k) employer match, long-term disability insurance, group term life insurance, automobile allowance, phone allowance, and health insurance (medical/dental/vision), as shown in the following table for fiscal year 2023:

Name	401(k) Contribution	Automobile Allowance	Phone Allowance	Health/Dental Insurance	Long- Term Disability/ Group Term Life
Luis de la Aguilera	$6,600	$9,000	$1,200	$19,933	$34,919
Robert Anderson	6,600	9,000	1,200	19,978	7,513
Nicholas Bustle	6,580	9,000	1,200	19,933	3,872

Narrative Discussion of Summary Compensation Table

Base Salary. The base salaries of our named executive officers are reviewed and approved annually by the compensation committee, subject to Board ratification. Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility. In establishing base salaries for our named executive officers, our compensation committee has relied on external market data and peer data obtained from outside sources. In addition to considering the information obtained from such sources, our compensation committee has considered:

●	each named executive officer’s scope of responsibility;
●	each named executive officer’s years of experience;
●	the types and amount of the elements of compensation to be paid to each named executive officer;
●

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

●	each named executive officer’s individual performance and contributions to our performance, including leadership and teamwork.

Based on market studies and the performance of the named executive officers, the compensation committee approved an increase in the base salary of Mr. Aguilera by $100,000 to $600,000 per year in connection with the amended and restated employment agreement with him entered into in September 2022. Mr. Anderson received a base salary of $325,000 pursuant to the terms of his employment agreement entered into in September 2020 which was increased to $340,000 in connection with the amended and restated employment agreement he entered into in January 2023. Mr. Bustle’s base salary was increased in March 2023 from $310,000 to $322,400. Messrs. Anderson’s and Bustle’s salaries were increased in February 2024 to $357,000 and $338,520, respectively, reflecting 5% increases in their base salaries.

Cash Bonuses. Our named executive officers are also eligible to receive an annual cash bonus based on our achievement of various metrics, including earnings, return on assets and our level of classified assets. Annual bonuses are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. These bonuses are subject to the discretion of the compensation committee each year as to whether and in what amounts they will be paid.

Restricted Stock Awards and Stock Option Grants. Grants of restricted stock awards in 2023 were awarded to our named executive officers for recognition of their overall contributions to U.S. Century Bank’s performance and their tenure. In addition, grants of restricted stock awards are intended to align our management team’s interests with the goals of our shareholders. Upon recommendation of the President and Chief Executive Officer, the compensation committee approved and recommended for Board ratification restricted stock awards covering 23,678 shares for Mr. Aguilera, 8,051 shares for Mr. Anderson, and 6,117 shares for Mr. Bustle, in each case vesting over three years on the anniversary date of the date of grant. No option grants were made in 2023 and no restricted stock awards or grants of stock options were made in 2022.

U.S. Century Bank 401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during the current year, 2023 and 2022, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected to match 100% of the first 2% of the employee’s annual contribution.

Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Our named executive officers are entitled to supplemental disability insurance that provides 60% of their salary up to a maximum of $11,000 per month. Our named executive officers are entitled to life insurance up to $2,000,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites. We provide our named executive officers with a limited number of perquisites, such as automobile allowances, that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our compensation committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2023 for the named executive officers.

	Option Awards(1)						Stock Awards(1)
Name	Total Option Awards		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested		Vested(5) Market Value of Shares or Units of Stock That Have Not)
Luis de la Aguilera	40,000	(2)	40,000	--	$7.50	4/1/2026	23,678	(6)	$290,056
	40,000	(3)	40,000	--	11.35	9/23/2029
	160,000	(4)	106,666	53,334	12.05	9/27/2031

Robert Anderson	30,000	(3)	30,000	--	8.75	9/10/2030	8,051	(6)	98,625
	60,000	(4)	40,000	20,000	12.05	9/27/2031

Nicholas Bustle	30,000	(3)	30,000	--	11.35	4/17/2029	6,117	(6)	74,933
	40,000	(4)	26,666	13,334	12.05	9/27/2031

_______________________________

(1)	Each equity award is subject to the terms of our 2015 Amended and Restated Equity Incentive Plan. Amounts reflect the reverse stock split effected in June 2021 to the extent applicable.
(2)	These options vested over a four year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.
(3)	These options vested over a three year period from the grant date, with one-third of the options under the grant becoming exercisable on each of the first three anniversaries of the grant date.
(4)	These options are vesting over a three year period, with one-third of the options exercisable on each of the three anniversaries of the date of grant.
(5)

Calculated by multiplying the closing market price per share of our common stock on December 29, 2023, which was $12.25, by the applicable number of shares of common stock underlying the named executive officer’s unvested stock awards.

(6)	The restricted stock awards vest over a three year period from the date of grant with one-third of the award vesting on each of the first three anniversaries of the grant date.

Employment Agreements

The following provides a more detailed description of the employment agreements with Messrs. de la Aguilera and Anderson.

Luis de la Aguilera.  USCB Financial Holdings and U.S. Century Bank entered into an amended and restated employment agreement with Mr. de la Aguilera dated as of January 29, 2023 which replaced his prior amended and restated employment agreement dated as of September 30, 2022. Mr. de la Aguilera serves as USCB Financial Holdings’ and U.S. Century Bank’s President and Chief Executive Officer. The employment agreement has an initial term ending December 31, 2025, and is subject to one-year extensions if approved by the Boards, commencing December 31, 2023. The employment agreement provides for a fixed minimum base salary of $600,000 per year for the initial term, which may be increased subsequent to the initial term as determined by the Boards. For any calendar year, Mr. de la Aguilera may also earn a cash bonus up to 50% of his base salary, depending on the satisfaction of performance criteria for such calendar year. In addition, starting in calendar year 2023, Mr. de la Aguilera may be entitled to receive long-term equity compensation in the form of stock awards, stock options or any combination thereof equal to 50% of his base salary as of the date of grant upon the achievement of target performance levels.

In the event that Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause (as defined in the employment agreement), disability, retirement, or his death, or by Mr. de la Aguilera for good reason (as defined in the employment agreement), then he shall be entitled to a cash severance amount equal to the sum of one time his then current annual base salary plus the amount accrued with respect to his annual cash bonus for the year in which the termination occurs, plus a continuation of certain medical and dental benefits. In the event that concurrently with or within 12 months subsequent to a change in control of USCB Financial Holdings (as defined in the employment agreement), Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause, disability, retirement, or his death, or by Mr. de la Aguilera for good reason, then he shall be entitled to a cash severance amount equal to 2.99 times his highest annual compensation (as defined in the employment agreement), plus a continuation of certain medical and dental benefits. Mr. de la Aguilera’s right to the cash severance benefits described above are conditioned upon his execution of a general release of claims against USCB Financial Holdings and U.S. Century Bank, its directors, officers and employees for any claims Mr. de la Aguilera may have. In the event that Mr. de la Aguilera’s employment is terminated due to his death, his designated beneficiary is entitled to a lump sum cash payment equal to one-half of Mr. de la Aguilera’s base salary, plus a continuation of certain medical and dental benefits.

The employment agreement also provides that the benefits under the employment agreement will be reduced to the extent necessary to ensure that Mr. de la Aguilera does not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

The benefits provided under Mr. de la Aguilera’s employment agreement are subject to certain restrictions, as further set forth in the agreement. Further, if Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for cause or without cause, before or after a change in control, or by Mr. de la Aguilera other than for disability, he will be subject to non-competition and non-solicitation restrictions for 12 months after the termination of his employment.

Robert Anderson. USCB Financial Holdings and U.S. Century Bank entered into an amended and restated employment agreement with Mr. Anderson dated as of January 29, 2023 that superseded the employment agreement dated September 11, 2020 entered into with U.S. Century Bank. Mr. Anderson serves as USCB Financial Holdings’ and U.S. Century Bank’s Executive Vice President and Chief Financial Officer. The employment agreement has an initial term ending December 31, 2025, and is subject to one-year extensions if approved by the Boards commencing December 31, 2023. The employment agreement provides for a fixed minimum base salary of $340,000 per year for the initial term, which may be increased from time to time as may be determined by the Boards. For any calendar year, Mr. Anderson may also earn a cash bonus up to 50% of his base salary, depending on the satisfaction of performance criteria for such calendar year. In addition, starting in calendar year 2023, Mr. Anderson may be entitled to receive long-term equity compensation in the form of stock awards, stock options or any combination thereof equal to 30% of his base salary as of the date of grant upon the achievement of target performance levels.

In the event that Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause (as defined in the employment agreement), disability, retirement, or his death, or by Mr. Anderson for good reason (as defined in the employment agreement), then he shall be entitled to a cash severance amount equal to the sum of one time his then current annual base salary plus the amount accrued with respect to his annual cash bonus for the year in which the termination occurs, plus a continuation of certain medical and dental benefits. In the event that concurrently with or within 12 months subsequent to a change in control of USCB Financial Holdings (as defined in the employment agreement), Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause, disability, retirement, or his death, or by Mr. Anderson for good reason, then he shall be entitled to a cash severance amount equal to two times his highest annual compensation (as defined in the employment agreement), plus a continuation of certain medical and dental benefits. Mr. Anderson’s right to the cash severance benefits described above are conditioned upon his execution of a general release of claims against USCB Financial Holdings and U.S. Century Bank, its directors, officers, and employees for any claims Mr. Anderson may have. In the event that Mr. Anderson’s employment is terminated due to his death, his designated beneficiary is entitled to a lump sum cash payment equal to one-half of Mr. Anderson’s base salary, plus a continuation of certain medical and dental benefits.

The employment agreement also provides that the benefits under the employment agreement will be reduced to the extent necessary to ensure that Mr. Anderson does not receive any “parachute payment” as such term is defined under Section 280G of the Code.

The benefits provided under Mr. Anderson’s employment agreement are subject to certain restrictions, as further set forth in the agreement. Further, if Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for cause or without cause, before or after a change in control, or by Mr. Anderson other than for disability, he will be subject to non-competition and non-solicitation restrictions for 12 months after the termination of his employment.

Equity Incentive Plan

The Board adopted the U.S. Century Bank Amended and Restated 2015 Equity Incentive Plan, or 2015 Equity Incentive Plan, on June 22, 2020. The amendment and restatement of the 2015 Equity Incentive Plan was subsequently approved by our shareholders at the 2020 annual shareholder meeting. The 2015 Equity Incentive Plan was further amended in December 2021 to increase the amount of shares covered thereby to 2,400,000 shares and to include the ability to issue restricted stock awards covering up to 600,000 shares. The purpose of the 2015 Equity Incentive Plan is to attract and retain capable employees and non-employee directors and to improve the growth and profitability of U.S. Century Bank by providing employees and non-employee directors with a proprietary interest in USCB Financial Holdings as an incentive to contribute to U.S. Century Bank’s success, and to reward employees for outstanding performance. The 2015 Equity Incentive Plan is administered by our compensation committee, which has authority to determine, among other matters, participants in the 2015 Equity Incentive Plan and awards under the plan. Under the 2015 Equity Incentive Plan, options to purchase Class A Common Stock and Class B Common Stock, including incentive stock options and non-qualified options, may be awarded to employees and non-employee directors; provided, that incentive stock options may not be granted to non-employee directors. The aggregate number of shares of common stock which may be issued pursuant to the 2015 Equity Incentive Plan is 2,400,000 shares of which up to 1,500,000 shares can consist of Class B Common Stock (or 300,000 shares of Class A Common Stock on an as-converted basis after adjusting to reflect the reverse stock split effected in 2021) and up to 600,000 shares subject to the Plan can consist of restricted stock awards.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)

Our audit and risk committee has appointed Crowe LLP, independent registered public accounting firm, to perform the audit of USCB Financial Holdings’ financial statements for the year ending December 31, 2024, and further directed that its selection be submitted for ratification by the shareholders at the Annual Meeting. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of USCB Financial Holdings and our shareholders.

We have been advised by Crowe LLP that neither that firm nor any of its associates has any relationship with USCB Financial Holdings or U.S. Century Bank other than the usual relationship that exists between independent registered public accounting firms and their clients. Crowe LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint Crowe LLP as our independent registered public accounting firm, the audit and risk committee considered whether the provision of services, other than auditing services, by Crowe LLP is compatible with maintaining their independence. Each new engagement of Crowe LLP was approved in advance by the audit and risk committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

The audit and risk committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to USCB Financial Holdings. The audit and risk committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the audit and risk committee’s charter. In its review of these services and related fees and terms, the audit and risk committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The audit and risk committee separately approves other individual engagements as necessary. The chair of the audit and risk committee has been delegated the authority to approve audit-related and non-audit related services in lieu of the full audit and risk committee and presents all such previously-approved engagements to the full audit and risk committee.

Audit Fees

The following table sets forth the aggregate fees paid by us to Crowe LLP for professional services in connection with the audit of USCB Financial Holdings’ consolidated financial statements for the years ended December 31, 2023 and 2022 and the fees paid by us to Crowe LLP for tax services during the years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit fees(1)	$482,475	$418,500
Audit-related fees	--	25,000
Tax fees(2)	49,088	48,533
All other fees	--	--
Total	$531,563	$492,033

________________________

(1)

Audit fees consist of fees for professional services rendered for the audit of USCB Financial Holdings’ financial statements for fiscal 2023 and 2022, review of financial statements included in USCB Financial Holdings’ quarterly reports and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Fees paid for tax compliance.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT AND RISK COMMITTEE

The audit and risk committee has reviewed and discussed USCB Financial Holdings’ audited consolidated financial statements with management. The audit and risk committee has discussed with the independent registered public accounting firm the matters required to be discussed in PCAOB Auditing Standard No. 16 (Communications with Audit Committees). The audit and risk committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and risk committee concerning independence and has discussed with the independent accountant their independence. Based on the review and discussions referred to above in this report, the audit and risk committee recommended to the Board of Directors that the audited consolidated financial statements be included in USCB Financial Holdings’ Annual Report on Form 10-K for fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Members of the Audit and Risk Committee

.

Ramon A. Rodriguez, Chair

Ramón Abadin

Maria C. Alonso

Bernardo Fernandez, M.D

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2022 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, which was $22.1 million and in which any of our directors, executive officers or beneficial holders of 5% or more of our voting securities, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions. We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates). Additionally, certain loan transactions are subject to the Regulation O promulgated by the Board of Governors of the Federal Reserve System, which governs certain loans by U.S. Century Bank to our executive officers, directors and principal shareholders.

In addition, the Board of Directors has adopted a written policy governing the approval of related party transactions designed to comply with the applicable requirements of the Exchange Act and The Nasdaq Stock Market concerning related party transactions. Under the terms of our related party transaction policy, a related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years. Related party transactions are transactions in which we participate (whether or not we are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing.

Our related party transaction policy is administered by our audit and risk committee. The policy requires the audit and risk committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our audit and risk committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our audit and risk committee considers all relevant facts and circumstances and shall approve or ratify only those transactions that are deemed to be in the best interests of USCB Financial Holdings. Our audit and risk committee takes into account, among other factors it deems appropriate, whether the transaction was undertaken in the ordinary course of business or at arms-length terms, whether the transaction is being initiated by us or the related person, the purpose of the transaction, the potential benefits to us, the approximate dollar value of the transaction, particularly as it relates to the related person, the related person’s interest in the transaction and any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances. Related party transactions entered into, but not approved or ratified as required by our related party transaction policy, will be subject to termination by us, if so directed by our audit and risk committee or the Board of Directors, taking into account all relevant facts and circumstances deemed appropriate and relevant.

Ordinary Banking Relationships. Certain of our executive officers, directors and principal shareholders, as well as their immediate family members and affiliates, are clients of ours or have entered into banking transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. All of our transactions involving loans to related parties were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us. Any loans U.S. Century Bank originates with executive officers, directors or principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors of U.S. Century Bank in accordance with applicable regulatory requirements. As of December 31, 2023, none of our executive officers and directors, nor their immediate families and affiliated companies, were indebted directly or indirectly to us. As of December 31, 2023, no related party loans were categorized as nonaccrual, past due, loan modifications to borrowers experiencing financial difficulty or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business with our executive officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Arrangements with Certain Investors. In connection with the recapitalization in 2015 of U.S. Century Bank, U.S. Century Bank entered into agreements with each of Patriot Financial Partners (“Patriot”) and Priam Capital (“Priam”) among others that could be characterized as related party transactions. These agreements included a registration rights agreement (the “Registration Rights Agreement”) entered into among Patriot, Priam, certain other investors and U.S. Century Bank. Additionally, the terms of the investment agreement entered into with Patriot and Priam (the “Investment Agreement”) provided them contractual preemptive rights and additional rights that are summarized below.

Registration Rights Agreement. We entered into a Registration Rights Agreement with each of Patriot and Priam and certain other shareholders, which provides for “demand” registration rights and “piggyback” registration rights. The “demand” registration rights allow one or both of Patriot and Priam to require us to effect a registration on Form S-1 or Form S-3, to the extent we are eligible to register securities on Form S-3, of all or part of their respective common stock or common stock equivalents. This right may be exercised at any time after the fifth anniversary of the date of the Registration Rights Agreement, or February 19, 2020. Each of Patriot and Priam can effect two demand registrations of registration common stock, or four in total. When Patriot or Priam exercises a demand registration right pursuant to the Registration Rights Agreement, it may elect to have us effect such registration by filing a “shelf” registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which would provide for the sale of their registerable securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided that we are eligible to register securities pursuant to Rule 415 under the Securities Act.

The Registration Rights Agreement also provides Patriot and Priam and the other shareholders that are a party to the agreement with “piggyback” registration rights. These piggyback registration rights allow Patriot, Priam and the other shareholders which are parties to the agreement to have their registerable securities included as part of any registration statement we may file other than pursuant to the demand registrations described above. The piggyback registration right is conditioned upon Patriot, Priam and the other shareholders who exercise this right accepting the terms of any underwriting applicable to the offering as agreed upon between us and the underwriters that we select for such offering. In addition, the number of registerable shares that Patriot, Priam and the other shareholders may include in any such public offering is subject to reduction of up to all of their respective registerable shares if the inclusion of such shares in the offering would materially and adversely affect such offering as determined in good faith by the managing underwriter. In connection with the holding company reorganization effected in December 2021, USCB Financial Holdings assumed the obligations of U.S. Century Bank under the Registration Rights Agreement.

Investment Agreement; Matching/Contractual Preemptive Rights and Corporate Governance Rights. Pursuant to the terms of the Investment Agreement, in the event that we make a public or non-public offering of any newly issued equity securities, including our common stock, preferred stock, restricted stock, and any securities or options that are convertible or exchangeable into equity or that include an equity component, subject to specified exceptions (e.g., the grant or exercise of our employee stock options), each of Patriot and Priam shall have the opportunity to acquire such new equity securities from us for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that Patriot and Priam may elect to receive such securities in non-voting form) as such new equity securities are proposed to be offered to others. The amount of new equity securities that each of Patriot and Priam shall have the right to acquire is an amount in the aggregate required to enable Patriot and/or Priam, as applicable, to maintain its proportionate common stock-equivalent ownership interest (with respect to each class of common stock) and its proportionate interest in any other class of equity securities, subject to limitations on such subscription rights in order to ensure that neither Patriot or Priam is deemed to control us under applicable bank holding company regulations or own or control more than one third of our equity. Accordingly, in the event we propose to offer new equity securities, we are required to provide written notice to Patriot and Priam of our intention to conduct such offering, which notice must describe the price (or range of prices), anticipated amount of new equity securities, timing and other terms upon which we propose to offer such new equity securities. Each of Patriot and Priam has 10 business days from receipt to notify us in writing whether it will exercise its subscription rights and the amount of new equity securities it desires to purchase in the offering, up to the maximum amount permitted pursuant to the Investment Agreement. This subscription right of each of Patriot and Priam continues for as long as Patriot and Priam and its respective affiliates, as applicable, beneficially own shares of our common stock that represent 50% or more of the common stock that was purchased by each of Patriot and Priam, as applicable in the recapitalization undertaken in 2015, as adjusted from time to time as a result of changes in our capitalization. Both Patriot and Priam waived their respective subscription rights with respect to the initial public offering conducted in July 2021 by U.S. Century Bank.

In connection with the reorganization into the holding company form of organization, on December 30, 2021, USCB Financial Holdings entered into a side letter agreement (the “Side Letter Agreement”) with Patriot and Priam applying the investor rights that each of Patriot and Priam had pursuant to the Investment Agreement immediately prior to the holding company reorganization to USCB Financial Holdings, in substantially similar form as previously set forth in the Investment Agreement.

The Side Letter Agreement requires USCB Financial Holdings to maintain its Board of Directors within a certain range and requires it to cause one person nominated by each of Patriot and Priam to be elected or appointed to the Board, including filling any vacancy (the “Board Representative”), subject to satisfaction of all legal and governance requirements regarding such Board Representative’s service as a director, with such Board Representative rights to last as long as each of Patriot and Priam, as applicable, beneficially owns shares of USCB Financial Holdings’ common stock representing 50% or more of the common shares purchased by each of Patriot or Priam, as applicable, in the recapitalization conducted in 2015 as adjusted from time to time as a result of changes in capitalization, as well as the power to designate a Board observer to attend meetings in a nonvoting capacity in the event any applicable Board Representative is unable to attend such meetings or if Patriot or Priam does not have a Board Representative on the Board on the date of any meeting. In addition, each director nominated by Patriot or Priam is entitled to serve on up to two committees that are selected by either Patriot or Priam, as applicable, subject to such director satisfying all legal, bank regulatory, securities listing and governance requirements. During the period during which Patriot and/or Priam is entitled to the various corporate governance rights described above, Patriot and Priam have essentially the same rights with respect to U.S. Century Bank consistent with the terms of the Investment Agreement.

The Side Letter Agreement provides each of Patriot and Priam (or affiliate thereof) with matching stock rights for so long as Patriot and Priam, as applicable, beneficially owns shares of USCB Financial Holdings’ common stock representing 50% or more of the common shares purchased by Patriot or Priam, as applicable, in the recapitalization undertaken in 2015, as adjusted from time to time as a result of changes in capitalization. The matching stock rights permit each of Patriot and Priam to purchase new equity securities offered by USCB Financial Holdings for the same price and on the same terms as such securities are proposed to be offered to others, subject to specified exceptions, procedural requirements and compliance with applicable bank regulatory ownership requirements as further described in the Side Letter Agreement. The Side Letter Agreement also provides customary information rights to each of Patriot and Prima as were provided in the Investment Agreement.

Indemnification Agreements. USCB Financial Holdings has entered into indemnification agreements with each of its directors that contractually obligate it to indemnify such persons to the fullest extent permitted under applicable law. These agreements generally require that we indemnify each director if the director is, or is threatened to be made, a party to or a participant in any proceeding, other than a proceeding by or in the right of USCB Financial Holdings to procure a judgment in favor of us or a proceeding by a federal banking agency, if the director acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, our best interests, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that the director’s conduct was unlawful. Each director is further required to be indemnified for all expenses reasonably incurred by the director or on behalf of the director if the director is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of USCB Financial Holdings to procure a judgment in our favor, provided that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. Notwithstanding the foregoing, no indemnification is available to a director in respect of any claim, issue or matter as to which the director is finally adjudged by a court to be liable to us, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnification for such expenses. The indemnification agreements also generally provide for indemnification of expenses in connection with certain specific scenarios, including proceedings by federal banking regulators, subject to certain customary exclusions. The indemnification agreements also obligate us to advance expenses to a director, subject to the director’s obligation to repay the advance if and to the extent it is determined that the director is not entitled to be indemnified by us.

Loan Purchases. In 2022, U.S. Century Bank purchased a $8.4 million loan sourced through Auxilior Capital Partners, Inc. (“Auxilior”) for which Auxilior received a fee in 2022 from U.S. Century Bank of approximately $564,000. U.S. Century Bank is amortizing the $564,000 origination fee over the contractual life of the loan. One of Auxilior’s major shareholders is Patriot Financial Partners. Mr. W. Kirk Wycoff, one of our directors, is the Chairman of the Board of Directors of Auxilior and is a managing partner of Patriot, a significant shareholder of USCB Financial Holdings.

In addition to the foregoing, during 2022 U.S. Century Bank also participated in seven loans originated by another insured financial institution. U.S. Century Bank’s aggregate interest in the seven loan participations totaled approximately $34.4 million. Mr. Wycoff, one of our directors, is also a director of the other insured financial institution and Patriot, of which he is a managing partner, is a significant shareholder of the parent holding company of the other financial institution. In connection with the funding of the loan participations, U.S. Century Bank paid fees to the other financial institution totaling approximately $344,000 which represented 1% of the principal amount of the aggregate principal amount of the loan participations purchased by U.S. Century Bank. While the fees were paid to the other financial institution, such fees represented U.S. Century Bank’s portion of the broker fee due the broker of the loans.

In early 2023, U.S. Century Bank purchased two loans aggregating approximately $10.0 million sourced through Auxilior for which Auxilior received fees in 2023 from U.S. Century Bank totaling approximately $285,000 which represented 2.8% of the aggregate principal amount of the loans purchased by U.S. Century. Bank U.S. Century Bank is amortizing the origination fees for the loans over the contractual life of the loans. U.S. Century Bank will also pay servicing fees over the life of the loans estimated to amount to $38,000 in total.

In addition, later in 2023, U.S. Century Bank also purchased from Auxilior a loan participation in a $38.0 million loan. U.S. Century Bank’s interest in the loan participation is $15.0 million. Auxilior received a fee of approximately $481,000 which represented 3.2% of the principal amount of the aggregate principal amount of the loan participation purchased by U.S. Century Bank. The fee is being paid over the life of the loan. U.S. Century Bank will also pay servicing fees over the life of the loan estimated to amount to $60,000 in total.

Late in 2023, U.S. Century Bank purchased from Auxilior an additional loan participation in a $30.0 million loan. U.S. Century Bank’s interest in the loan participation is $15.5 million. Auxilior received a fee of approximately $589,000 which represents 3.80% of the principal amount of the aggregate principal amount of the loan participation purchased by U.S. Century Bank.

In the later part of 2023, U.S. Century Bank purchased a pool of loans totaling approximately $16.0 million originated by another insured financial institution. Patriot, of which Mr. Wycoff, one of our directors, is a managing partner, is a shareholder of the parent holding company of the other financial institution. In connection with the purchase of the loan package, U.S. Century Bank paid fees to the other financial institution totaling approximately $216,000 which represented 1.35% of the aggregate principal amount of the loans purchased by U.S. Century Bank. U.S. Century Bank will also be paying a servicing fee of 35 basis points of the principal balance of the loans over the life of the loans.

In the later part of 2023, U.S. Century Bank participated in a loan originated by another insured financial institution. U.S. Century Bank’s aggregate interest in the loan participation is $4.2 million. Mr. Wycoff, one of our directors, is also a director of the other insured financial institution and Patriot, of which he is a Managing Partner, is a significant shareholder of the parent holding company of the other financial institution. In connection with the funding of the loan participation, U.S. Century Bank paid fees to the other financial institution totaling approximately $42,000 which represented 1% of the principal amount of the loan participations purchased by U.S. Century Bank.

In late 2023, U.S. Century Bank purchased a package of loan participations originated by another insured financial institution. U.S. Century Bank’s aggregate interest in the 99 loan participations totaled $24.5 million. Messrs. Feinglass and Wycoff, two of our directors, are also directors of the other insured financial institution and Priam, of which Mr. Feinglass is a managing partner, and Patriot, of which Mr. Wycoff is a managing partner, are significant shareholders of the parent holding company of the other financial institution. In connection with the purchase of the loan participations, U.S. Century Bank paid fees to the other financial institution totaling approximately $736,000 which represented 3.0% of the aggregate principal amount of the loan participations purchased by U.S. Century Bank. U.S. Century Bank will also be paying a servicing fee of 50 basis points of the principal balance of the loans over the life of the loans.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of Class A Common Stock as of April 8, 2024 (unless otherwise indicated), for:

●	each person or group known by us to beneficially owns more than 5% of outstanding shares of Class A Common Stock;
●	each of our named executive officer and each director; and
●	all of our current executive officers and directors as a group.

As of the date set forth above, we had 19,650,463 shares of Class A Common Stock outstanding.

We have determined beneficial ownership in accordance with the rules of the Exchange Act. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person's name. All information related to the shareholders owning 5% or more of our common stock is based solely upon information furnished to us by such shareholders.

Unless otherwise indicated in the table below, the address for each beneficial owner is c/o USCB Financial Holdings, Inc., 2301 N.W. 87th Avenue, Doral, Florida 33172.

	Shares of Class A Common Stock Beneficially Owned
	Number	Percentage(1)
Name and Address of Beneficial Owner 5% or Greater Shareholders:

Endeavour Capital Advisors Inc.(2) 410 Greenwich Avenue Greenwich, CT 06830	1,301,840	6.7%

Patriot Financial Partners II, L.P.(3) Patriot Financial Partners Parallel II, L.P. Four Radnor Corporate Center 100 Matsonford Road, Suite 210 Radnor, PA 19087	4,485,909	22.8

Priam Capital Fund II, LP(4) 745 Fifth Ave, Suite 800 New York, NY 10151	4,518,309	23.0

Named Executive Officers and Directors:
Luis de la Aguilera(5)	277,541	1.4
Maria C. Alonso(6)	9,157	*
Robert Anderson(7)	118,132	*
Nicholas Bustle(8)	89,364	*
Robert E. Kafafian(9)	13,157	*
Aida Levitan, Ph.D., APR(10)	28,968	*
Ramón Abadin(11)	40,113	*
Howard P. Feinglass(12)	4,536,123	23.1
Bernardo Fernandez, M.D.(13)	10,000	*
Ramon A. Rodriguez(14)	8,500	*
W. Kirk Wycoff(15)	4,497,409	22.9

Directors and Executive Officers as a Group (16 Persons)(16)	9,755,664	48.5%

________________________

*         Represents less than 1%.

(footnotes on following page)

____________________________

(1)

Each beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the Voting Record Date have been exercised.

(2)

Endeavour Capital Advisors Inc. (“Endeavour”), Endeavour Regional Bank Opportunities Fund II, L.P., Laurence M. Austin, Mitchell J. Katz and Jonah Marcus have shared voting and dispositive power over the listed shares. Each of the foregoing disclaims beneficial ownership except to the extent of his or its pecuniary interest therein. This information is based on Endeavour’s most recent Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024.

(3)

Patriot Financial Partners II, L.P. (“Patriot Funds II”) has shared voting and dipositive power over 3,398,640 shares of our Class A Common Stock issued and outstanding and Patriot Financial Partners Parallel II, L.P. (together with Patriot Funds II, the “Patriot Funds”) has shared voting and dispositive power over 1,087,269 shares of our Class A Common Stock issued and outstanding. The Patriot Funds’ voting and dispositive power is shared with the partners of Patriot Financial Partners, L.P., W. Kirk Wycoff, and James Lynch. W. Kirk Wycoff, who serves as a managing partner of Patriot Financial Partners, L.P., serves on our Board.

(4)

Priam Capital Associates, LLC is the general partner of Priam Capital Fund II, L.P. (“Priam Capital II”) and Howard Feinglass is the managing member of Priam Capital Associates, LLC. By virtue of such relationships, Priam Capital Associates, LLC and Mr. Feinglass may be deemed to have voting and dispositive power over 4,508,309 shares of our Class A Common Stock issued and outstanding and as a result may be deemed to have beneficial ownership of such securities. Mr. Feinglass serves on our Board.

(5)

Includes options to purchase 186,666 shares of Class A Common Stock exercisable within 60 days and 27,922 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the dates of grant, over which Mr. Aguilera has voting power.

(6)	Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days.

(7)

Includes options to purchase 70,000 shares of Class A Common Stock exercisable within 60 days and 9,495 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the dates of grant over which Mr. Anderson has voting power.

(8)

Includes option to purchase 56,666 shares of Class A Common Stock exercisable within 60 days and 7,339 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the dates of grant over which Mr. Bustle has voting power; also includes 9,820 shares of Class A Common Stock owned by Mr. Bustle’s daughters and 6,250 shares of Class A Common Stock owned by his spouse.

(9)	Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days.

(10)

Includes options to purchase 14,000 shares of Class A Common Stock exercisable within 60 days. In addition, Dr. Levitan may be deemed to have beneficial ownership of 14,968 shares of Class A Common Stock owned by The Second Restatement of the Aida T. Levitan Living Trust u/t/d December 20, 2012.

(11)	Includes options to purchase 9,000 shares of Class A Common Stock exercisable within 60 days.

(12)

Includes 4,518,309 shares of Class A Common Stock held by Priam Capital II. See footnote (4) above. Mr. Feinglass disclaims beneficial ownership of these shares owned by Priam Capital II, other than to the extent of any pecuniary interest he may have therein. Also includes options to purchase 11,500 shares of Class A Common Stock exercisable within 60 days held in his individual capacity and 6,314 shares owned by Mr. Feinglass in his individual capacity.

(13)	Includes 1,000 shares held jointly with Dr. Fernandez’s spouse and options to purchase 9,000 shares of Class A Common Stock exercisable within 60 days.

(14)	Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days.

(15)

Includes 4,485,909 shares of Class A Common Stock held by the Patriot Funds. See footnote (3) above. Mr. Wycoff disclaims beneficial ownership of these shares owned by the Patriot Funds, other than to the extent of any pecuniary interest he may have therein. Also includes options to purchase 11,500 shares of Class A Common Stock exercisable within 60 days held in his individual capacity.

(16)	Includes options to purchase 475,331 shares of Class A Common Stock exercisable within 60 days and 67,818 shares of unvested restricted stock over which the recipients hold voting power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of USCB Financial Holdings’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2023, all of our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) with the exception of (i) Mr. Kafafian who was late reporting one transaction on Form 4, (ii) Dr. Levitan who was late reporting two transactions on Form 4, (iii) Mr. Turner who was late filing his Form 3 upon becoming a reporting person and (iv) Mr. Abadin who was late reporting three transactions on Form 4.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of USCB Financial Holdings relating to the next annual meeting of shareholders, which is expected to be held in May 2025 must be received at our principal executive offices located at 2301 N.W. 87th Avenue, Doral, Florida 33172, Attention: Maricarmen Logrono, Corporate Secretary, no later than December 16, 2024. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder Nominations. Our Bylaws provide that nominations, other than those made by the Board of USCB Financial Holdings, shall be made in writing and shall be delivered or mailed to the President of USCB Financial Holdings not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, that if less than 21 days’ notice of the meeting is given to shareholders making the nomination, such nomination shall be mailed or delivered to the President of USCB Financial Holdings not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 1.3(b) of USCB Financial Holdings’ Amended and Restated Bylaws. We have not received any shareholder nominations with respect to this Annual Meeting.

Other Shareholder Communications. Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of USCB Financial Holdings, Inc., c/o Maricarmen Logrono, Corporate Secretary, 2301 N.W. 87th Avenue, Doral, Florida 33172.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder without charge a copy of our Annual Report on Form 10-K (without exhibits) for fiscal 2023 required to be filed with the Securities and Exchange Commission. In addition, upon written request, we will furnish copies of the exhibits to the Annual Report on Form 10-K for a fee that covers our reasonable expenses in furnishing such exhibits. Such written requests should be directed to Roberto Diaz, Senior Vice President and Controller, USCB Financial Holdings, 2301 N.W. 87th Avenue, Doral, Florida 33172. The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by USCB Financial Holdings. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

USCB FINANCIAL HOLDINGS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/USCB** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/USCB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees for directors listed below and FOR Proposal 2.

1. Election of Directors: NOMINEES for a one-year term expiring in 2025:

	For	Withhold		For	Withhold		For	Withhold
01 - Ramón Abadin	☐	☐	02 - Luis de la Aguilera	☐	☐	03 - Maria C. Alonso	☐	☐
04 - Howard P. Feinglass	☐	☐	05 - Bernardo Fernandez, M.D.	☐	☐	06 - Robert E. Kafafian	☐	☐
07 - Aida Levitan, Ph.D.	☐	☐	08 - Ramon A. Rodriguez	☐	☐	09 - W. Kirk Wycoff	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2024 Annual Meeting of Shareholders of USCB Financial Holdings, Inc.

Tuesday, May 28, 2024, at 10:00 a.m. Eastern Time virtually via the Internet at https://meetnow.global/M9QKPJM

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/USCB

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/USCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

USCB Financial Holdings, Inc.

+

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2024

Luis de la Aguilera and Kirk Wycoff, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the shareholder named on the reverse side, with all the powers which the shareholder named on the reverse side would possess if personally present, at the Annual Meeting of Shareholders of USCB Financial Holdings, Inc., to be held on May 28, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees for director listed on the reverse side and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

+

USCB FINANCIAL HOLDINGS

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees for directors listed below and FOR Proposal 2.

1. Election of Directors: NOMINEES for a one-year term expiring in 2025:

	For	Withhold		For	Withhold		For	Withhold
01 - Ramón Abadin	☐	☐	02 - Luis de la Aguilera	☐	☐	03 - Maria C. Alonso	☐	☐
04 - Howard P. Feinglass	☐	☐	05 - Bernardo Fernandez, M.D.	☐	☐	06 - Robert E. Kafafian	☐	☐
07 - Aida Levitan, Ph.D.	☐	☐	08 - Ramon A. Rodriguez	☐	☐	09 - W. Kirk Wycoff	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

03ZB0A